UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2019

Legacy Ventures International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-199040	30-0826318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Baycliffe Rd. Markham, ON, L3R 7T9
(Address of Principal Executive Offices)

+647-969-7383

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On December 24, 2018, our board of directors dismissed SRCO Professional Corporation (“SRCO”), as the independent registered public accounting firm of Legacy Ventures International, Inc. (the “Company”).

SRCO’s report on the financial statements for the fiscal years ended June 30, 2017 and June 30, 2016, the last reports issued by SRCO, contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, other than an explanatory paragraph as to a going concern.

During the fiscal the years ended June 30, 2017 and 2016, respectively and in the subsequent interim period through to the date of this filing, the date of termination of SRCO, (a) there were no disagreements with SRCO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of SRCO, would have caused them to make reference to the subject matter of the disagreements in its reports on the financial statements for such year and (b) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

We have provided a copy of the disclosures contained herein to SRCO, and requested SRCO to provide it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not SRCO agrees with the above disclosures. A copy of M SRCO’s response letter is attached hereto as Exhibit 16.1.

(b) New Independent Registered Public Accounting Firm

On , December 31, 2018, our board of directors approved the engagement of MNP LLP (“MNP”), as the Company’s new independent registered public accounting firm.

During the Company’s most recent fiscal year end and any subsequent interim period preceding the engagement of Centurion, neither the Company nor anyone acting on our behalf, has consulted with MNP regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement between the Company and SRCO as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits.

16.1	Letter from SRCO
16.2	Letter from MNP

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Legacy Ventures International, Inc.

Date: April 26 , 2019	By:	/s/ Peter Sohn
Name: Peter Sohn
Title: Chief Executive Officer

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